Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Pharmacy Buying Association, Inc. for the year ended December 31, 2002 of our report dated March 11, 2002 and contained in Registration Statement No. 333-99861 of Pharmacy Buying Association, Inc on Form S-1 under the Securities Act of 1933 insofar as such report relates to the financial statements and schedules of Pharmacy Buying Association, Inc for the years ended December 31, 2001 and 2000.

/s/ HOUSE PARK & DOBRATZ, P.C.

Kansas City, Missouri

March 28, 2003


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